Exhibit 3.28

FEDERAL IDENTIFICATION
NO. 04-2698999

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)

We, Stephen H. Moynihan, Vice President, and C. Michael Malm, Clerk, of Clean Harbors Environmental Services, Inc., located at 1501 Washington Street, P.O. Box 859048, Braintree, MA 02185-9048, do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on June 23, 2004 by a vote of 2,900 shares of common stock of 2, 900 shares outstanding.

**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

ARTICLE I
The name of the corporation is:

Clean Harbors Environmental Services, Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activity(ies):

To provide comprehensive environmental services, including but not limited to hazardous waste analysis, management, recycling, remediation and reduction, and to perform any other activities or businesses permitted to a corporation organized under c. 156B of the General Laws of the Commonwealth of Massachusetts.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	87,700	$.01
Preferred:		Preferred:	12,300	$.01

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Continuation Sheets 4A — 4E herewith and incorporated herein.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets 6A — 6C herewith and incorporated herein.

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CONTINUATION SHEET 4A

CONTINUATION SHEETS FOR ARTICLE IV OF RESTATED ARTICLES

A.                                   Classes of Stock. This corporation is authorized to issue two classes of stock designated, respectively, as common stock, $.01 par value per share (“Common Stock”) and Series A Preferred Stock, $.01 par value per share (“Series A Preferred Stock.”). The total number of shares which the corporation is authorized to issue is One Hundred Thousand (100,000) shares, of which Eighty-Seven Thousand Seven Hundred (87,700) shall be Common Stock and Twelve Thousand Three Hundred (12,300) shall be Series A Preferred Stock.

B.                                     Rights, Preferences and Restrictions of Series A Preferred Stock. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1.                                       Certain Definitions. As used in this Article IV, the following definitions shall apply:

(a) Initial Stated Value. The “Initial Stated Value” of each share of Series A Preferred Stock shall be Ten Thousand ($10,000) Canadian dollars, which is intended to be the fair market value of such share, unless either:

(i) any taxing authority having jurisdiction asserts, by assessment or reassessment, proposed assessment or reassessment or otherwise, including an assessment or reassessment on the basis that any gift, benefit or advantage is or has been conferred on any person by reason of the issuance and/or any subsequent transfer of the Series A Preferred Stock (collectively, a “proceeding”), that the fair market value of a share of Series A Preferred Stock on the issue date was less than Ten Thousand ($10,000) Canadian Dollars for any reason other than any alleged disparity between the Series A Dividend Rate (as defined below) and the then market rate of dividends on securities comparable to the Series A Preferred Stock. In the event of any such proceeding, the Initial Stated Value of each outstanding share of Series A Preferred Stock shall be adjusted to be an amount equal to the lesser of (A) Ten Thousand ($10,000) Canadian Dollars or (B) the fair market value of each share of Series A Preferred Stock that either: (A) is agreed upon by such taxing authority, the corporation and each then holder of Series A Preferred Stock in settlement of such proceeding; (B) serves as the basis for such proceeding against which no defense or appeal is taken by the corporation or any holder of Series A Preferred Stock adversely affected thereby; or (C) established by a court or tribunal of competent jurisdiction on the defense of or appeal from such proceeding after all rights of appeal have been exhausted or after all times for appeal have expired without appeals having been taken by any of the parties hereto or such taxing authority; or

(ii) the corporation and the holder(s) of all outstanding shares of Series A Preferred Stock determine, based on information including, without limitation, financial accounting information, not available to them on the issuance of such shares, that the fair market value of each such share of Series A Preferred Stock was then less than Ten Thousand ($10,000) Canadian Dollars. In such event, the Initial Stated Value of all outstanding shares of Series A Preferred Stock will be decreased to an amount equal to the fair market value of the shares of Series A Preferred Stock on the issuance thereof that is at that time agreed to by all such parties.

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CONTINUATION SHEET 4B

In the event of any reduction in the Initial Stated Value of a share of Series A Preferred Stock in accordance with the foregoing provisions, all subsequent calculations of the Stated Value of such share shall be adjusted so as to reflect the Initial Stated Value of such share as so determined.

(b) Stated Value. The “Stated Value” of each share of Series A Preferred Stock shall be the Initial Stated Value of such share as (i) increased by the amount of any accrued but unpaid dividends on such share to the extent provided in subparagraph (b) of Section 2 below, and (ii) increased or reduced (as appropriate) in the event of any stock dividend, stock split, reverse stock split, combination or similar event with respect to the Series A Preferred Stock.

2.                                       Dividend Provisions.

(a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to the holders of Common Stock or other classes of common stock, at the rate of 11.125% per annum on the then Stated Value of each share of Series A Preferred Stock. Dividends at such rate (the “Series A Dividend Rate”) shall accrue, from day to day, on each outstanding share of Series A Preferred Stock from its original issue date, whether or not earned or declared. All dividends on the Series A Preferred Stock shall be payable in Canadian dollars.

(b) Except as otherwise specifically provided in this Article IV with respect to payment of accrued dividends on the redemption of the Series A Preferred Stock or other specified events, dividends shall be payable on the Series A Preferred Stock on January 15 of each year to holders of record on January 1 of such year but only if declared by the corporation’s Board of Directors. However, to the extent that there shall be any accrued but unpaid dividends on any outstanding share of Series A Preferred Stock as of January 15 of any year commencing with the first full calendar year which commences subsequent to the original issue date of such share, the amount of such accrued but unpaid dividends shall thereupon be added to the Stated Value of such share and thereafter accrue dividends at the Series A Dividend Rate. Upon not less than ten (10) days prior written notice from any holder of record of Series A Preferred Stock, the corporation shall provide a written description as to the Stated Value and the accrued but unpaid dividends on each share of Series A Preferred Stock held of record by such holder.

3.                                       Liquidation Preference.

(a)                                  In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock or other classes of Common Stock by reason of their ownership thereof, an amount per share (the “Series A Liquidation Preference”) equal to the sum of (i) the then Stated Value of each outstanding share of Series A Preferred Stock, and (ii) the amount of then accrued but unpaid dividends upon such share of Series A Preferred Stock (except to the extent that the Stated Value of such share shall have previously been increased by the amount of such accrued but unpaid dividends). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be

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CONTINUATION SHEET 4C

insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)                                 Upon the completion of the distribution required by subparagraph (a) of this Section 3, if assets remain in the corporation, the holders of the Common Stock of the corporation shall receive all of the remaining assets of the corporation.

(c)                                  For purposes of this Section 3, unless the holders of at least 66-2/3% of the then outstanding Series A Preferred Stock shall otherwise determine by vote or written consent as to any specific transaction involving the corporation, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or sale of stock); or (ii) a sale of all or substantially all of the assets of the corporation; unless the corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(d)                                 The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction described in subparagraph (c) not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

4.                                       Redemption.

(a)                                  Subject to and in compliance with the provisions of this Section 4, the corporation, at its option, shall have the right to redeem any or all of the then outstanding shares of Series A Preferred Stock by paying in cash an amount per share (the “Series A Redemption Price”) equal to the then Series A Liquidation Preference. In case of the redemption of only part of the Series A Preferred Stock at the time outstanding, such redemption shall be made pro rata among the then holders based upon their respective numbers of shares of Series A Preferred Stock.

(b)                                 At least fifteen (15) days but no more than thirty (30) days prior to the Series A Redemption Date (as hereinafter defined), this corporation shall mail written notice (the

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CONTINUATION SHEET 4D

“Redemption Notice”) by certified or registered, first class mail, or by delivery to a nationally recognized overnight delivery service, to each holder of record of Series A Preferred Stock, at such holder’s address shown on the corporation’s stock transfer records. The Redemption Notice shall contain the following information: (i) the number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the corporation, and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed; (ii) the date upon which the redemption is to become effective (the “Redemption Date”) and the applicable Series A Redemption Price; and (iii) the address to which the holder is to surrender to the corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(c)                                  From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of shares of Series A Preferred Stock (except the right to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever.

(d)                                 The Series A Preferred Stock shall not be redeemable at the option of the holders thereof.

5.                                       Voting Rights. The holders of the Series A Preferred Stock shall have the following voting rights:

(a)                                  Each share of Series A Preferred Stock shall entitle the holder thereof to one vote for each share held and, except as provided herein or by law, the Series A Preferred Stock and the Common Stock shall vote together as one class.

(b)                                 In addition to the voting rights specified in subparagraph (a) of this Section 4 or as may be specifically required by Massachusetts law, the Series A Preferred Stock shall vote as a single class with respect to any proposal (i) to change the definitions of “Initial Stated Value” or “Stated Value,” the Series A Dividend Rate, the Series A Liquidation Preference, the Series A Redemption Price, the voting rights of the Series A Preferred Stock, or the number of authorized shares of Series A Preferred Stock; (ii) to increase the authorized amount of any class of capital stock of the corporation unless the same ranks junior to the Series A Preferred Stock as to dividends and distributions of assets upon liquidation of the corporation; (iii) to authorize, create, issue or sell any shares of any class (or any series of any class) of capital stock of the corporation that ranks pari passu with or prior to the Series A Preferred Stock as to dividends or distribution of assets upon the liquidation of the corporation; or (iv) for the alteration, change or modification of the rights set forth in this Section 5.

(c)                                  Unless the vote of a larger percentage is required by law or the Articles of Organization of the corporation, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series A Preferred Stock is required by law or the Articles of Organization.

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CONTINUATION SHEET 4E

6.                                       Status of Redeemed Stock. In the event any shares of Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof, the shares so redeemed shall be cancelled and shall not be issuable by the corporation.

7.                                       No Conversion Rights. The holders of the Series A Preferred Stock shall have no right to convert their shares into shares of Common Stock of the corporation.

C.                                     Common Stock.

1.                                       Dividend Rights. Subject to the prior rights of holders of the Series A Preferred Stock and any other classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. The Board of Directors shall have the right from time to time to declare dividends upon outstanding shares of Common Stock even though there are then accrued but unpaid dividends on the Series A Preferred Stock provided that, after giving effect to the payment of such dividends on outstanding shares of Common Stock, the Corporation shall remain able to pay in full the Series A Liquidation Preference which would then be payable to the holders of all then outstanding shares of Series A Preferred Stock if the Corporation were then to be liquidated, dissolved or wound up.

2.                                       Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 3 of Division (B) of this Article IV.

3.                                       Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

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Continuation Sheet 6A

Special Provisions

ONE: All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders, and subject to the power of the stockholders to amend or repeal any By-Law adopted by the Board of Directors.

TWO: Meetings of the stockholders of the Corporation may be held anywhere within the United States.

THREE: The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

FOUR: In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such director shall at the time be fully disclosed or otherwise known to the Board of Directors. Any director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he is also a stockholder, director or officer of, or has any interest in, such other person with the same force and effect as if he were not such stockholder, director or officer or not so interested. Any contract or other transaction of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for that purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or deprive the directors and officers of their right to proceed with such contract or other transaction.

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Continuation Sheet 6B

FIVE: The Corporation shall, to the extent legally permissible, indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a director or officer of the Corporation or any person who is serving, or shall have served, at the request of the Corporation as a director or officer of another corporation, against all liabilities and expenses (including judgments, fines, penalties and attorneys’ fees and all amounts paid in compromise or settlement) reasonably incurred by any such director, officer or person in connection with, or arising out of, any action, suit or proceeding in which any such director, officer or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Corporation or such other corporation, except in relation to matters as to which any such director, officer or person shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that indemnity shall not be made with respect to such amounts paid in compromise or settlement, unless:

(a) such compromise or settlement shall have been approved as in the best interests of the Corporation, after notice that it involves such indemnification by:

(i)                                   The Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or by

(ii)                                The stockholders of the Corporation by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding, or

(b) in the absence of action by disinterested directors or stockholders as above provided, there has been obtained at the request of a majority of the Board of Directors then in office a written opinion of independent legal counsel to the effect that the director or officer to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

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Continuation Sheet 6C

Upon request therefor by any director, officer, or person enumerated in the preceding paragraph of this Article, the Corporation may from time to time, if authorized by the Board of Directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification is claimed, advance to such director, officer or person all expenses incurred by him to date of such request. Any advance made pursuant to this provision shall be made on the condition that the director, officer or person receiving such advance shall repay to the Corporation any amounts so advanced if, upon the termination of the matter or matters as to which such advances were made, such director, officer or person shall not be entitled to indemnification under the preceding paragraph of this Article.

The foregoing right to indemnification shall not be exclusive of any other rights to which any such director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise.

The provisions of this Article are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not prevent any other provision or portion hereof from applying, and shall not affect any right of indemnification existing otherwise than under this Article.

SIX: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such limitation on liability will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Law is amended after the effective date of these Articles of Organization, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law, as so amended.

SEVEN: All shares of common stock issued by the Corporation shall, to the extent permitted by the Internal Revenue Code, be deemed issued pursuant to a Plan to Issue Section 1244 Stock.

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ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.                                       The street address (post office boxes are not acceptable) of the principal office of the corporation to Massachusetts is:

1501 Washington St., P.O. Box 859048, Braintree, Massachusetts 02185-9048

b.                                      The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Alan S. McKim	74 School Street Hingham, MA 02043	same
Treasurer:	Carl Paschetag	61 Morton Street Swampscott, MA 01907	same
Clerk:	C. Michael Malm	63 Atlantic Avenue, Unit 6A Boston, MA 02110	same
Directors:	Alan S. McKim	(as above)

c.                                       The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

December

d.                                      The name and business address of the resident agent, if any, of the corporation is:

CT Corporation, 101 Federal Street Boston, MA 02110

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles.  Briefly describe amendments below:

ARTICLES III, IV and VI

SIGNED UNDER THE PENALTIES OF PERJURY, this 23rd day of June, 2004,

/s/ Stephen H. Moynihan	, Vice President,
/s/ C. Michael Malm	, Clerk.

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THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 25th day of June, 2004.

Effective Date:

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Contact information:

C. Michael Malm, Esq.
DAVIS, MALM & D’AGOSTINE, P.C.
One Boston Place, Suite 3700
Boston, MA 02108

Telephone: 617/367-2500

Email: cmalm@davismalm.com

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The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Clean Harbors Environmental Services, Inc.

Registered office address: 1501 Washington Street, P.O. Box 859048, Braintree, MA 02185-9048

These articles of amendment affect article(s): IV and VI

Adopted and approved on: January 3, 2005

Check the appropriate box below:

☐ the incorporators.

☐ the board of directors without shareholder approval and shareholder approval was not required.

☐ the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

ARTICLE IV of the corporation’s Restated Articles of Organization as effective June 25, 2004, is hereby amended by changing Section 2(b) of Division (B) of such Article to read as follows:

(b)           Except as otherwise specifically provided in this Article IV with respect to payment of accrued dividends on the redemption of the Series A Preferred Stock or other specified events, dividends shall be payable on each outstanding share of Series A Preferred Stock on such payment dates as shall be declared by the corporation’s Board of Directors. However, to the extent (if any) that there shall be accrued but unpaid dividends on any outstanding share of Series A Preferred Stock as of January 15 of any year commencing with the first full calendar year which commences subsequent to the original issue date of such share, the amount of such accrued but unpaid dividends shall thereupon be added to the Stated Value of such share and thereafter accrue dividends at the Series A Dividend Rate. Upon not less than ten (10) days prior written notice from any holder of record of Series A Preferred Stock, the corporation shall provide a written description as to the Stated Value and the accrued but unpaid dividends on each share of Series A Preferred Stock held of record by such holder.

Except for such change, the remainder of Article IV as stated in such Restated Articles of Organization shall remain in full force and effect.

ARTICLE VI of such Restated Articles of Organization is hereby amended by deleting Continuation Sheets 6A through 6C in their entirety and replacing them with the Continuation Sheets 6A and 6B attached hereto.

Continuation Sheet 6A

Special Provisions

ONE: The Board of Directors is expressly authorized to make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders, and subject to the power of the stockholders to amend or repeal any By-Law adopted by the Board of Directors’.

TWO: Any action which may be taken by shareholders may be taken without a meeting if (i) all shareholders entitled to vote on the matter or (ii) the shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting consent to the action in writing and the written consents are delivered to the Corporation for inclusion with the records of the meetings of shareholders within 60 days of the earliest dated consent delivered to the Corporation.

THREE: The Board of Directors may consist of one, two or more individuals regardless of the number of shareholders.

FOUR: The Corporation shall, to the extent legally permissible, indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a director or officer of the Corporation or any person who is serving, or shall have served, at the request of the Corporation as a director or officer of another corporation, against all liabilities and expenses (including judgments, fines, penalties and attorneys’ fees and all amounts paid in compromise or settlement) reasonably incurred by any such director, officer or person in connection with, or arising out of, any action, suit or proceeding in which any such director, officer or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Corporation or such other corporation, except in relation to matters as to which any such director, officer or person shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that indemnity shall not be made with respect to such amounts paid in compromise or settlement, unless:

(a) such compromise or settlement shall have been approved as in the best interests of the Corporation, after notice that it involves such indemnification by:

(i)                                   The Board of Directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or by

(ii)                                The stockholders of the Corporation by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding, or

(b) in the absence of action by disinterested directors or stockholders as above provided, there has been obtained at the request of a majority of the Board of Directors then in office a written opinion of independent legal counsel to the effect that the director or officer to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

Upon request therefor by any director, officer, or person enumerated in the preceding paragraph of this Article, the Corporation may from time to time, if authorized by the Board of Directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification

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Continuation Sheet 6B

is claimed, advance to such director, officer or person all expenses incurred by him to date of such request. Any advance made pursuant to this provision shall be made on the condition that the director, officer or person receiving such advance shall repay to the Corporation any amounts so advanced if, upon the termination of the matter or matters as to which such advances were made, such director, officer or person shall not be entitled to indemnification under the preceding paragraph of this Article.

The foregoing right to indemnification shall not be exclusive of any other rights to which any such director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise.

The provisions of this Article are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not prevent any other provision or portion hereof from applying, and shall not affect any right of indemnification existing otherwise than under this Article.

FIVE: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such limitation on liability will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 6.40 of Chapter 156D of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Act is amended after the effective date of these Articles of Organization, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act, as so amended.

SIX: All shares of common stock issued by the Corporation shall, to the extent permitted by the Internal Revenue Code, be deemed issued pursuant to a Plan to Issue Section 1244 Stock.

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To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following: Not applicable

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, S 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date: Not Applicable

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Signed by:	/s/ C. Michael Malm, Secretary

(Please check appropriate box)

☐ Chairman of the Board

☐ President

☒ Other Officer

☐ Court-appointed fiduciary

on this 3rd day of January, 2005

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COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 4th day of January 2005 at 2:50 a.m./p.m.

Effective Date:

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100.00 per article amended, stock increases $100 per 100,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact information:

C. Michael Malm, Esq.
DAVIS, MALM & D’AGOSTINE, P.C.
One Boston Place, Boston, MA 02108

Telephone:   617/367-2500

Email:   cmalm@davismalm.com

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CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

AMENDED AND RESTATED

BY-LAWS

(January 3, 2005)

ARTICLE I

Stockholders

1.1                                 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time and place (within the United States) within six months of the end of the corporation’s fiscal year as shall be designated from time to time by vote of the Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of organization or by these By-Laws, shall be for electing directors and for such other purposes as may be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting. If no annual meeting is held in accordance with the foregoing provisions or the time for an annual meeting is not fixed in accordance with these By-Laws to be held within 13 months after the last annual meeting was held, the corporation may designate a special meeting held thereafter as a special meeting in lieu thereof, and the meeting shall have all of the effect of an annual meeting.

1.2                                 Special Meetings. Special meetings of stockholders may be called by the President or the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at such meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held.  The call for the meeting shall state the date, hour, place and purpose or purposes of the meeting, and only business within the purpose or purposes described in the meeting notice may be conducted at the meeting.

1.3                                 Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (as permitted by law) is designated by the person(s) calling the meeting and stated in the notice of the meeting or the meeting is held solely by means of remote communication in accordance with Section 1.9 of this Article.

1.4                                 Notice of Meeting. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Secretary or by the person calling the meeting at least seven and not more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, or by the Articles of Organization or by these By-Laws is entitled to such notice, in accordance with Article V of these By-Laws. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

1.5                                 Quorum. Unless otherwise provided by law, the Articles of Organization, these By-Laws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice.  If two or more classes or series of stock are outstanding and entitled to vote as separate classes or series or as a voting group, then in the case of each such class, series or voting group, a quorum shall consist of the holders of a majority in interest of the stock of that class, series or voting group issued, outstanding and entitled to vote.  As used in these By-Laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on any matter at a meeting of stockholders.

1.6                                 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation, however, shall not vote any share of its own stock.  Stockholders may vote either in person or by written proxy dated not more than eleven months before the meeting named therein.  Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

1.7                                 Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote on a matter other than an election to office (or if there are two or more classes of stock entitled to vote as separate voting groups, then in the case of each such voting group, the holders of a majority of the stock of that voting group present or represented and entitled to vote on a matter), except where a larger or different vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, except where a larger vote is required by law, the Articles or Organization or these By-Laws. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

1.8                                 Action without Meeting.

(a)                                  Action taken at a stockholders’ meeting may be taken without a meeting if the action is taken either: (1) by all stockholders entitled to vote on the action; or (2) to the extent permitted by the Articles of Organization, by stockholders having not less than the minimum number of votes necessary to take the action at a meeting at which all stockholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by stockholders having the requisite votes, bear the date of the signatures of such stockholders, and are delivered to the corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the corporation as required by this Section. A consent signed under this Section has the effect of a vote at a meeting.

(b)                                 If action is to be taken pursuant to the consent of voting stockholders without a meeting, the corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article V, of the action (1) to nonvoting stockholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting stockholders at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the stockholders entitled to vote on the matter, to all stockholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to stockholders in or with the notice of a meeting at which the action would have been submitted to the stockholders for approval.

1.9                                 Meetings by Remote Communications.  Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, any annual or special meeting of stockholders need not be held at any place but may instead be held solely by means of remote communication; and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (1) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (2) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II

Directors

2.1                                 Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws.  In the event of vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2                                 Election.  The Board of Directors of the corporation shall consist of such number as shall be fixed by the stockholders at the annual or any special meeting, shall be elected by the stockholders at the annual meeting.

2.3                                 Vacancies. Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the Directors or, in the absence of such election by Directors, by the stockholders at the annual or any special meeting called for that purpose; provided that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them; and provided, further, that if the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or, unless the Articles of Organization or these By-Laws provide otherwise, the directors elected by that voting group are entitled to vote to fill the vacancy.  A Director so chosen to fill a vacancy shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, unless sooner displaced.

2.4                                 Enlargement of the Board. The number of the Board of Directors may be increased, in accordance with these By-Laws, at the annual meeting or at any special meeting of the stockholders, and may be increased by vote of a majority of the Directors then in office.

2.5                                 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the Board of Directors or its chairman, or to the corporation at its principal office, to the attention of the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6                                 Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of such Director, provided that a Director elected by a particular class, series or voting group of stockholders may be removed only by the vote of the holders of a majority in interest of the shares, on an “as-converted basis”, of the particular class, series or voting group of stockholders entitled to vote for the election of such Director; or (b) for cause by vote of a majority of the Directors then in office, unless such Director was elected by a particular class, series or voting group of the stockholders. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

2.7                                 Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.  Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.  Members of the Board of Directors may participate in any meeting of the Board of Directors by, and the Board of Directors may conduct any meeting through use of, any means of communication, including without limitation, a conference telephone or similar communications equipment, by which all Directors participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

2.8                                 Notice of Meeting. Notice of the time, date and place of all special meetings of the Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in accordance with Article V of these By-Laws at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

2.9                                 Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

2.10                           Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide any matter presented to the meeting.

2.11                           Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such written consent shall be treated as a vote of the Directors for all purposes and shall be deemed to have been taken on the date specified in such written consent.

2.12                           Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time.  Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

2.13                           Compensation.  The Board of Directors may fix the compensation of Directors.

2.14                           Standard of Conduct for Directors.

(a)                                  A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the Director reasonably believes to be in the best interests of the corporation. In determining what the Director reasonably believes to be in the best interests of the corporation, a Director may consider the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

(b)                         In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants, or other persons retained by the corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

(c)                                  A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section.

2.15                           Conflict of Interest.

(a)                                  A conflict of interest transaction is a transaction with the corporation in which a Director of the corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(1)                                  the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

(2)                                  the material facts of the transaction and the Director’s interest were disclosed or known to the stockholders entitled to vote and they authorized, approved, or ratified the transaction; or

(3)                                  the transaction was fair to the corporation.

(b)                                 For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a Director of the corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

(c)                                  For purposes of clause (1) of subsection (a) of this Section 2.15, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) of this Section if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

(d)                         For purposes of clause (2) of subsection (a) of this Section, a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b) of this Section, may not be counted in a vote of stockholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (2) of subsection (a) of this Section. The vote of those shares, however, is counted in determining whether the transaction is approved under other Sections of these By-laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section.

2.16                           Loans to Directors.  The corporation may not lend money to, or guarantee the obligation of a Director of, the corporation unless: (a) the specific loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited Director; or (b) the corporation’s Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.  The fact that a loan or guarantee is made in violation of this Section shall not affect the borrower’s liability on the loan.

ARTICLE III

Officers

3.1                                 Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including a Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Directors may determine.

3.2                                 Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3.3                                 Qualification. No officer need be a Director or stockholder. Any two or more offices may be held by the same person.  Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

3.4                                 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Secretary shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.5                                 Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

3.6                                 President, Chairman of the Board and Vice Presidents. Unless otherwise provided by the Directors, the President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders, and of the Directors, unless a Chairman of the Board has been elected and is present. If a Chairman of the Board of Directors is elected he shall preside at all meetings of the stockholders and the Board of Directors at which he is present.  Any Vice President shall have such powers as the Directors may from time to time designate.

3.7                                 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

3.8                                 Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of stockholders. Unless a stock transfer agent is appointed, the Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount and class of stock held by each. The Secretary shall keep a record of the meetings of the Directors. Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary, if one be elected, otherwise a

Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

3.9                                 Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

3.10                           Registered Agent.  The corporation shall continuously maintain in Massachusetts a registered agent who may be any of the following individuals or entities whose business office is also the registered office of the corporation: (a) an individual, including the secretary or another officer of the corporation; (b) a domestic corporation or not-for-profit domestic corporation; or (c) a foreign corporation or not-for-profit foreign corporation qualified to do business in this commonwealth.

ARTICLE IV

Capital Stock

4.1                                 Certificates of Stock. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares of the corporation held by him in such form as may be prescribed from time to time by the Directors. The certificate shall be signed, either manually or by facsimile, by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.  The certificate shall bear the corporate seal on its face.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.  Every stock certificate issued by the corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

4.2                                 Transfers. Shares of stock may be transferred on the books of the corporation subject to any restrictions on transfer contained in the Articles of Organization, these By-Laws or any agreement to which the corporation is a party by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the corporation of his current post office address.

4.3                                 Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.  Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

4.4                                 Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

4.5                                 Issue of Capital Stock.  The whole or any part of the then authorized but unissued shares of each class of stock may be issued at any time or from time to time by the Board of Directors without action by the stockholders.

4.6                                 Reacquisition of Stock.  Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

ARTICLE V

Manner of Notice

All notices hereunder shall conform to the following requirements:

5.1                                 Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

5.2                                 Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

5.3                                 Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the stockholder’s address shown in the corporation’s current record of stockholders.

5.4                                 Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the stockholder for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the stockholder for the purpose; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, directed to an electronic mail address furnished by the stockholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder in such manner as the stockholder shall have specified to the corporation.  An affidavit of the Secretary or an Assistant Secretary of the corporation, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5.5                                 Except as provided in Section 5.3, written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

5.6                                 Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE VI

Indemnification

6.1                                 Definitions.  In this Article the following words shall have the following meanings unless the context requires otherwise:

“corporation”, includes any domestic or foreign predecessor entity of the corporation in a merger.

“Director” or “officer”, an individual who is or was a Director or officer, respectively, of the corporation or who, while a Director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.

“Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.

“Disinterested Director”, a Director who, at the time of a vote or selection referred to in Section 6.4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses”, includes counsel fees.

“Liability”, the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Party”, an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding”, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

6.2                                 Indemnification of Directors and Officers.

(a)                                  Except as otherwise provided in this Section 6, the corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

(b)                                 A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the corporation.

(c)                                  The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

(d)                                 Unless ordered by a court, the corporation may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b) of this Section 6.2.

6.3                                 Advance for Expenses.  The corporation shall, before final disposition of a proceeding, to the extent authorized pursuant to Section 6.4 of this Article, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the corporation:

(a)                                  a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 6.2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and

(b)                                 his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 6.4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 6.2 of this Article.  Such undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.

6.4                                 Determination of Indemnification. The determination of whether a Director or officer has met the relevant standard of conduct set forth in Sections 6.2 and 6.3 shall be made:

(a)                                  if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by vote;

(b)                                 by special legal counsel (1) selected in the manner prescribed in clause (a); or (2) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or

(c)                                  by the stockholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

6.5                                 Authorization of Indemnification and Advances.

(a)                                  Authorization of indemnification and advances shall be made in the same manner as the determination that indemnification is permissible under Section 6.4 of this Article, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate.

(b)                                 The corporation shall indemnify a Director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a Director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

6.6                                 Notification and Defense of Claim; Settlements.

(a)                                  In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, it shall be a condition of the corporation’s obligation to indemnify under Section 6.2 of this Article (in addition to any other condition provide in these By-laws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the corporation’s objection to indemnify except to the extent the corporation is adversely affected thereby.  With respect to any proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person.  After notice from the corporation to such person of its election so to assume such defense, the corporation shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a).  Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless (1) the employment of counsel by such person has been authorized by the corporation, (2) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of the defense of such action, suit, proceeding or investigation or (3) the corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the corporation, except as otherwise expressly provided by this Article.  The corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (2) above.

(b)                                 The corporation shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 6.4 of this Article, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate. The corporation shall not settle any action, suit, proceeding or investigation in any manner that would impose any penalty or limitation on such person without such person’s written consent.  Neither the corporation nor such person will unreasonably withhold their consent to any proposed settlement.

6.7                                 Insurance.  The corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the corporation, or who, while a Director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

6.8                                 Application of this Article.

(a)                                  The corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b)                                 This Article shall not limit the corporation’s power to (1) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)                                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d)                                 Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the person who serves as a Director or officer of the corporation at any time while these By-laws and the relevant provisions of the MBCA are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)                                  The provisions of this Article are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not prevent any other provision or portion hereof from applying, and shall not affect any right of indemnification existing otherwise than under this Article.

(f)                                    If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE VII

Miscellaneous Provisions

7.1                                 Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending on December 31 of each year.

7.2                                 Seal. The corporation shall have a seal in such form as the Directors may adopt and from time to time alter at their pleasure.

7.3                                 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its name and on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise direct.

7.4                                 Voting of Securities. Except as the Directors may otherwise direct, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this corporation.

7.5                                 Corporate Records. The original, or attested copies of, the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Secretary or of its resident agent. It is not necessary that all of said copies and records be kept in the same office.

7.6                                 Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

7.7                                 Amendments. The Directors may, at any meeting duly called for such purpose, make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders or any group thereof. The stockholders may, at any meeting duly called for such purpose, amend these By-Laws in whole or in part, provided that notice of the proposed amendment or repeal or of the proposed making of new By-Laws shall have been given in the notice of such meeting; and provided that any provision of these By-laws requiring a vote of the stockholders or voting group thereof may only be amended or repealed by vote of the same number of stockholders or voting group thereof as is required under such provision.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting. Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the stockholders entitled to vote on amending the By-Laws.